UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ARCONIC INC.

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March 21, 2017

Arconic Responds to Elliott Allegations

Colleagues,

Elliott Management, the activist hedge fund investor with which we are engaged in a proxy contest, yesterday made strong allegations regarding our August 2016 agreement with Oak Hill Capital, the firm from which we purchased Firth Rixson. The agreement included a voting commitment from Oak Hill that we have now waived.

These allegations are false. We want to assure you that we are fully committed to complying with our legal obligations as well as high ethical standards and principles of good governance.

We wanted you as employees of Arconic to understand and to be confident that we live our Arconic Values every day, in everything we do. Our leadership team, under the direction of our Board, is fully engaged and focused on overseeing the execution of our strategic plan and delivering the value we’ve committed to our shareholders. We ask that you continue doing the same. Stay focused, work safely, and deliver for our customers and our shareholders.

All the best,

Klaus